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                                   EXHIBIT 21
                             U.S. TRUST CORPORATION
                              LIST OF SUBSIDIARIES




                                                                              State or Other Jurisdiction Office        Percent
                                                                                       of Incorporation                  Owned
                                                                             --------------------------------------   -------------

United States Trust Company of New York                                      New York                                          100.0
      United States Trust Company International Corporation                  United States                                     100.0
           United States Trust Company of New York (Grand Cayman) Ltd.       Cayman Islands                                    100.0
           UST Overseas Corporation                                          Delaware                                          100.0
                Foreign & Colonial Asset Mangement                           London, England                                    50.0
      UST Capital Corp.                                                      New York                                          100.0
      QINB, Inc.                                                             New Jersey                                        100.0
      UST Financial Services Corp.                                           New York                                          100.0
      U.S. Trust Mortgage Service Company                                    Florida                                           100.0
           Co-op Holdings, Inc.                                              Nevada                                            100.0
U.S. Trust Company of California, N.A.                                       California                                        100.0
      UST Fiduciary Services Ltd.                                            Delaware                                          100.0
U.S. Trust Company of Connecticut                                            Connecticut                                       100.0
U.S. Trust Company of Florida Savings Bank                                   Florida                                           100.0
U.S. Trust Company of New Jersey                                             New Jersey                                        100.0
      U.S.T. Securities Corporation                                          New Jersey                                        100.0
U.S.T. L.P.O. Corp.                                                          Delaware                                          100.0
      U.S. Trust Company of Texas, N.A.                                      Texas                                             100.0
CTMC Holding Company                                                         Oregon                                            100.0
      CTC Consulting, Inc.                                                   Oregon                                            100.0
      U.S. Trust Company of Pacific Northwest                                Oregon                                            100.0